UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event reported) — March 20, 2013

MDC PARTNERS INC.

(Exact name of registrant as specified in its charter)

Canada (Jurisdiction of Incorporation)	001-13718 (Commission File Number)	98-0364441 (IRS Employer Identification No.)

745 Fifth Avenue, New York, New York 10151

(Address of principal executive offices and zip code)

(646) 429-1800

(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

☐	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

☐	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e− 4(c))

Item 1.01.	Entry Into a Material Agreement.

Indenture

On March 20, 2013, MDC Partners Inc. (“MDC”) entered into an indenture (the “Indenture”) among MDC, its existing and future restricted subsidiaries that guarantee, or are co-borrowers under or grant liens to secure, MDC’s senior secured revolving credit facility (the “Facility”), as guarantors (the “Guarantors”) and The Bank of New York Mellon, as trustee, relating to the issuance by MDC of its 6.75% Senior Notes due 2020 (the “Notes”). The Notes bear interest at a rate of 6.75% per annum, accruing from March 20, 2013. Interest is payable semiannually in arrears in cash on April 1 and October 1 of each year, beginning on October 1, 2013. The Notes will mature on April 1, 2020, unless earlier redeemed or repurchased.

The Notes are guaranteed on a senior unsecured basis by all of MDC’s existing and future restricted subsidiaries that guarantee, or are co-borrowers under or grant liens to secure, the Facility. The Notes are unsecured and unsubordinated obligations of MDC and rank (i) equally in right of payment with all of MDC’s or any Guarantor’s existing and future senior indebtedness, (ii) senior in right of payment to MDC’s or any Guarantor’s existing and future subordinated indebtedness, (iii) effectively subordinated to all of MDC’s or any Guarantor’s existing and future secured indebtedness to the extent of the collateral securing such indebtedness, including the Facility, and (iv) structurally subordinated to all existing and future liabilities of MDC’s subsidiaries that are not Guarantors.

MDC may, at its option, redeem the Notes in whole at any time or in part from time to time, on and after April 1, 2016 at a redemption price of 103.375% of the principal amount thereof if redeemed during the twelve-month period beginning on April 1, 2016, at a redemption price of 101.688% of the principal amount thereof if redeemed during the twelve-month period beginning on April 1, 2017 and at a redemption price of 100% of the principal amount thereof if redeemed on April 1, 2018 and thereafter.

Prior to April 1, 2016, MDC may, at its option, redeem some or all of the Notes at a price equal to 100% of the principal amount of the Notes plus a “make whole” premium and accrued and unpaid interest. MDC may also redeem, at its option, prior to April 1, 2016, up to 35% of the Notes with the proceeds from one or more equity offerings at a redemption price of 106.750% of the principal amount thereof.

If MDC experiences certain kinds of changes of control (as defined in the Indenture), holders of the Notes may require MDC to repurchase any Notes held by them at a price equal to 101% of the principal amount of the Notes plus accrued and unpaid interest. In addition, if MDC sells assets under certain circumstances, it must offer to repurchase the Notes at a price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest.

The Indenture includes covenants that, among other things, restrict MDC’s ability and the ability of its restricted subsidiaries (as defined in the Indenture) to incur or guarantee additional indebtedness; pay dividends on or redeem or repurchase the capital stock of MDC; make certain types of investments; create restrictions on the payment of dividends or other amounts from MDC’s restricted subsidiaries; sell assets; enter into transactions with affiliates; create liens; enter into sale and leaseback transactions; and consolidate or merge with or into, or sell substantially all of MDC’s assets to, another person. These covenants are subject to a number of important limitations and exceptions. The Notes are also subject to customary events of default, including cross-payment default and cross-acceleration provision.

Credit Agreement

On March 20, 2013, MDC, Maxxcom Inc. (a subsidiary of MDC) and each of their subsidiaries party thereto entered into an amended and restated, $225 million senior secured revolving credit facility (the “Credit Agreement”) with Wells Fargo Capital Finance, LLC, as agent, and the lenders from time to time party thereto. Advances under the Credit Agreement will be used for working capital and general corporate purposes, in each case pursuant to the terms of the Credit Agreement. Capitalized terms used in this section and not otherwise defined have the meanings set forth in the Credit Agreement, filed as Exhibit 10.1 hereto.

Advances under the Credit Agreement bear interest as follows: (a)(i) LIBOR Rate Loans bear interest at the LIBOR Rate and (ii) Base Rate Loans bear interest at the Base Rate, plus (b) an applicable margin. The initial applicable margin for borrowing is 1.25% in the case of Base Rate Loans and 2.00% in the case of LIBOR Rate Loans. In addition to paying interest on outstanding principal under the Credit Agreement, MDC is required to pay an unused revolver fee to lenders under the Credit Agreement in respect of unused commitments thereunder.

The Credit Agreement is guaranteed by substantially all of MDC’s present and future subsidiaries, other than immaterial subsidiaries and subject to customary exceptions. The Credit Agreement includes covenants that, among other things, restrict MDC’s ability and the ability of its subsidiaries to incur or guarantee additional indebtedness; pay dividends on or redeem or repurchase the capital stock of MDC; make certain types of investments; impose limitations on dividends or other amounts from MDC’s subsidiaries; incur certain liens, sell or otherwise dispose of certain assets; enter into transactions with affiliates; enter into sale and leaseback transactions; and consolidate or merge with or into, or sell substantially all of MDC’s assets to, another person. These covenants are subject to a number of important limitations and exceptions. The Credit Agreement also contains financial covenants, including a total leverage ratio, a senior leverage ratio, a fixed charge coverage ratio and a minimum earnings level (each as more fully described in the Credit Agreement). The Credit Agreement is also subject to customary events of default.

The foregoing descriptions of the Indenture and the Credit Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the agreements, which are filed hereto as Exhibits 4.1 and 10.1, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Certain Relationships

The initial purchasers of the Notes, the financial institutions party to the Credit Agreement and their respective affiliates perform various financial advisory, investment banking and commercial banking services from time to time for MDC and its affiliates, for which they receive customary fees.

Item 1.02	Termination of Material Definitive Agreement

On March 20, 2013, in connection with the issuance of the Notes, MDC called for redemption all $425 million aggregate principal amount of its 11% senior notes due 2016 (the “Existing Notes”), and satisfied and discharged the indenture governing the Existing Notes.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.03	Material Modification to Rights of Security Holders

The information set forth above under Items 1.01 and 1.02 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 8.01.	Other Events.

On March 20, 2013, MDC issued a press release announcing the completion of its offering, in a private placement, of the Notes and its entry into a new $225 million revolving credit facility. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

4.1	Indenture, dated as of March 20, 2013, among the Company, the Guarantors and The Bank of New York Mellon, as trustee.

4.2	Form of 6.75% Senior Notes due 2020 (included in Exhibit 4.1).

10.1	Credit Agreement, dated as of March 20, 2013, among the Company, Maxxcom Inc., a Delaware corporation, each of their subsidiaries party thereto, Wells Fargo Capital Finance, LLC, as agent, and the lenders from time to time party thereto.

99.1	Text of press release issued by the Company on March 20, 2013, regarding the completion of the offering of Notes and the entering into of a new $225 million revolving credit facility.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Date: March 20, 2013	MDC Partners Inc.

	By:	/s/ Mitchell Gendel
Name: Mitchell Gendel Title: General Counsel & Corporate Secretary

[Signature Page to Form 8-K]